QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HELICOS BIOSCIENCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HELICOS BIOSCIENCES CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2009

TO OUR STOCKHOLDERS:

        The 2009 annual meeting of stockholders of Helicos BioSciences Corporation will be held on Wednesday, June 3, 2009, beginning at 11:00 a.m., local time, at Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109, for the following purposes:

        1.     To elect three Class II directors to serve until the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

        2.     To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

        3.     To consider and vote upon a proposal to approve the removal of certain share issuance limitations in warrants to purchase common stock issued in December 2008;

        4.     To consider and vote upon a proposal to amend our Fourth Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio of (i) one-for-10, (ii) one-for-25 or (iii) any amount in between one-for-10 and one-for-25 and authorize our Board of Directors to implement the reverse stock split at any time prior to the 2010 annual meeting of stockholders by filing an amendment to our Fourth Amended and Restated Certificate of Incorporation.

        5.     To consider and vote upon an amendment to our Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 120,000,000 to 200,000,000 and authorize our Board of Directors to implement the increase in the number of authorized shares at any time prior to the 2010 annual meeting of stockholders by filing an amendment to our Fourth Amended and Restated Certificate of Incorporation if Proposal No. 4 (Reverse Stock Split) is not approved by the stockholders or our Board of Directors does not implement the reverse stock split described in Proposal No. 4; and

        6.     To transact such other business as may properly come before the meeting or any postponement or adjournment.

        These items of business are more fully described in the proxy statement accompanying this notice. Our Board of Directors has fixed the close of business on April 23, 2009, as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

                      By Order of the Board of Directors,

                      MARK C. SOLAKIAN
                       Vice President, General Counsel and Secretary

Cambridge, Massachusetts
April [30], 2009

 IMPORTANT

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 3, 2009:

        The enclosed proxy statement and 2008 Annual Report to Stockholders are available at http://www.edocumentview.com/HLCS.

HELICOS BIOSCIENCES CORPORATION
ONE KENDALL SQUARE, BUILDING 700
CAMBRIDGE, MASSACHUSETTS 02139
(617) 264-1800

 PROXY STATEMENT FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

        The enclosed proxy is solicited on behalf of the Board of Directors of Helicos BioSciences Corporation for use at our 2009 annual meeting of stockholders, or at any postponement or adjournment of the meeting.

        These proxy solicitation materials were first sent to stockholders on or about April [30], 2009, together with our Form 10-K for the fiscal year ended December 31, 2008, to all stockholders of record at the close of business on April 23, 2009.

ABOUT THE MEETING

When and where is the meeting being held?

        Our annual meeting of stockholders for 2009 is being held on Wednesday, June 3, 2009, beginning at 11:00 a.m., local time, at Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109.

What is the purpose of the annual meeting?

        At our 2009 annual meeting, stockholders will act on the matters outlined in the notice of annual meeting on the cover page of this proxy statement, namely,

  •
  the election of three Class II directors;

  •
  the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009;

  •
  the approval of the removal of certain share issuance limitations in warrants to purchase common stock issued in December 2008;

  •
  the approval of an amendment to our Fourth Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio of (i) one-for-10, (ii) one-for-25 or (iii) any amount in between one-for-10 and one-for-25 and authorize our Board of Directors to implement the reverse stock split at any time prior to the 2010 annual meeting of stockholders by filing an amendment to our Fourth Amended and Restated Certificate of Incorporation;

  •
  the approval of an amendment to our Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 120,000,000 to 200,000,000 and authorize our Board of Directors to implement the increase in the number of authorized shares at any time prior to the 2010 annual meeting of stockholders by filing an amendment to our Fourth Amended and Restated Certificate of Incorporation if Proposal No. 4 (Reverse Stock Split) is not approved by the stockholders or our Board of Directors does not implement the reverse stock split described in Proposal No. 4; and

  •
  any other matters that may properly be presented at the meeting.

Who is entitled to notice of and to vote at the meeting?

        You are entitled to receive notice of and to vote at our annual meeting (and any postponements or adjournments of the meeting) if our records indicate that you owned shares of our common stock at

the close of business on April 23, 2009, the record date for the meeting. At the close of business on that date              shares of our common stock were outstanding and entitled to vote. You are entitled to one vote for each share held and you may vote on each matter to come before the meeting.

How do I vote?

        You can vote in person at the meeting or you can vote by proxy by completing and signing the accompanying proxy card and returning it to us in the envelope provided. To assure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. If your shares are held in street name and you wish to vote at the meeting, you will need to obtain a proxy from the institution that holds your shares.

Can I change my vote after I vote by proxy?

        Yes. Even after you have voted in the manner described above, you may revoke it or change your vote at any time before the proxy is exercised by delivering to our Corporate Secretary either a written notice of revocation or duly executing a later dated proxy card relating to the same shares and delivering it to the Secretary of the Company, or by attending the meeting and voting in person. Attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares through a bank or brokerage firm you may revoke a previously granted proxy or change previously given voting instructions by contacting the bank or brokerage firm, or by obtaining a legal proxy from the bank or brokerage firm and voting at the meeting.

What constitutes a quorum?

        The meeting will be held if a majority of the shares of common stock issued and outstanding on the record date are present at the meeting, either in person or by proxy. This is called a quorum for the transaction of business. At the record date, there were              shares of common stock issued and outstanding. Accordingly, the presence of the holders of common stock representing at least               shares will be required to establish a quorum.

        Your shares will be counted for purposes of determining if there is a quorum if you are present in person at the meeting, or have properly submitted a vote in the manner described above. Votes "for" and "against" and proxies received but marked as "abstentions" and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

What vote is required to approve each item?

        The election of directors requires a plurality of the votes cast "for" the election of directors. "Plurality" means that the three nominees who receive the highest number of votes will be elected as directors. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote except to the extent that the failure to vote for an individual results in another individual receiving a higher number of shares.

        The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

        The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item will be required to approve the proposal to remove certain share issuance limitations in warrants to purchase common stock issued in December 2008.

        The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item will be required to approve the proposals to effect a reverse stock split and to increase the number of authorized shares of common stock.

        If any other matter is properly submitted to the stockholders at the annual meeting, its adoption generally will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on that matter.

        In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast for the particular matter, they will have the same effect as negative votes or votes against that matter.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions with respect to a non-discretionary matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. However, shares represented by such "broker non-votes" will be counted in determining whether there is a quorum. As "broker non-votes" are not considered entitled to vote they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

What are the Board's recommendations?

        Our Board of Directors recommends that you vote:

        "FOR" the election of the three Class II directors;

        "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

        "FOR" the approval of the removal of certain share issuance limitations in warrants to purchase common stock issued in December 2008;

        "FOR" the amendment our Fourth Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio of (i) one-for-10, (ii) one-for-25 or (iii) any amount in between one-for-10 and one-for-25; and

        "FOR" the amendment to our Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 120,000,000 to 200,000,000 and authorize our Board of Directors to implement the increase in the number of authorized shares at any time prior to the 2010 annual meeting of stockholders by filing an amendment to our Fourth Amended and Restated Certificate of Incorporation if Proposal No. 4 (Reverse Stock Split) is not approved by the stockholders or our Board of Directors does not implement the reverse stock split described in Proposal No. 4.

When will the voting results be announced?

        The voting results will be announced at the meeting and published in a Current Report on Form 8-K following the meeting.

Is Helicos paying the cost of this proxy solicitation?

        We will pay the costs of the solicitation. We may request banks and brokers and other custodians, nominees and fiduciaries to solicit their customers who own our shares and will reimburse them for their reasonable out-of-pocket expenses. Our employees, directors, officers and others may solicit proxies on our behalf, personally or by telephone, without additional compensation.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY COMPLETING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD TO US IN THE ENVELOPE PROVIDED.

 GOVERNANCE OF THE COMPANY

Who are the current members of the Board?

        The current members of the Board are set forth in Proposal No. 1 below under the heading "Election of Directors."

Is a majority of the directors independent?

        Yes. As required by the listing standards of the NASDAQ Stock Market, Inc., or NASDAQ, and our Corporate Governance Guidelines, a majority of the Board is "independent" as defined by the listing standards of the NASDAQ. The Board is required to make an affirmative determination at least annually as to the independence of each director. The Board has determined that six of its members (Noubar B. Afeyan, PhD, Elisabeth K. Allison, PhD, Brian G. Atwood, Peter Barrett, PhD, Robert F. Higgins and Theo Melas-Kyriazi) are independent. As required by NASDAQ listing standards and our Corporate Governance Guidelines, the independent directors hold regularly scheduled meetings at which only independent directors are present.

How often did the Board meet in 2008?

        The Board held 14 meetings in 2008. Under our Corporate Governance Guidelines directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are expected to attend all Board meetings and meetings of each committee on which they serve and to prepare themselves for those meetings. During 2008, each of our directors attended at least 75% of the aggregate number of meetings of the Board and each committee on which he or she served.

Does Helicos have a policy with respect to attendance of directors at the annual meeting of stockholders?

        Under our Corporate Governance Guidelines directors are encouraged to attend our annual meeting of stockholders and Mr. Lapidus and Dr. Allison attended the 2008 annual meeting of stockholders.

What is the role of the Board's committees?

        The Board currently has three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each member of these committees is independent as defined by applicable NASDAQ and SEC rules. Each of the committees has a written charter approved by the Board and available on our website (www.helicosbio.com). Under our Corporate Governance Guidelines, committee members are appointed by the Board based on the recommendation of the Nominating and Corporate Governance Committee, except that members of the Nominating and

Corporate Governance Committee are appointed by the independent members of the Board. The current members of the committees are as follows:

Director	Audit		Compensation		Nominating and Corporate Governance
Noubar B. Afeyan, PhD					X	(Chair)
Elisabeth K. Allison, PhD			X
Brian G. Atwood	X
Peter Barrett, PhD	X		X
Robert F. Higgins			X	(Chair)	X
Theo Melas-Kyriazi	X	(Chair)

        Audit Committee.    Mr. Atwood, Mr. Barrett and Mr. Melas-Kyriazi currently serve on our Audit Committee. Mr. Melas-Kyriazi is the Chairman of our Audit Committee. The Audit Committee's responsibilities include, but are not limited to:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

  •
  establishing policies and procedures for the receipt and retention of accounting related complaints and concerns; and

  •
  preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

Our board of directors has determined that Mr. Melas-Kyriazi qualifies as an "audit committee financial expert" as defined under the Securities Exchange Act of 1934 and the applicable rules of the NASDAQ Global Market. The Board has determined that the composition of our Audit Committee meets the requirements for independence and financial sophistication under the current requirements of NASDAQ and SEC rules and regulations. The Audit Committee held 10 meetings in 2008. The Audit Committee report is included below.

        Compensation Committee.    Dr. Allison, Dr. Barrett and Mr. Higgins currently serve on our Compensation Committee. Mr. Higgins is the Chairman of our Compensation Committee. In determining compensation levels for our executive officers for fiscal year 2008, the Compensation Committee engaged Dolmat-Connell & Partners, a compensation consulting firm, to review and refine our list of peer group companies and complete a review of executive compensation. During 2008, the Compensation Committee relied on Dolmat-Connell & Partners from time to time for advisory services regarding executive and director compensation and related matters. The Compensation Committee's responsibilities include, but are not limited to:

  •
  annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

  •
  evaluating the performance of our chief executive officer in light of such corporate goals and objectives and reviewing and approving the compensation of our chief executive officer;

  •
  reviewing and approving the compensation of our other executive officers;

  •
  overseeing and administering our compensation, welfare, benefit and pension plans and similar plans; and

  •
  reviewing and making recommendations to the board with respect to director compensation.

The Board has determined that the composition of our Compensation Committee meets the requirements for independence under the current requirements of NASDAQ and SEC rules and regulations. The Compensation Committee held 15 meetings in 2008. The Compensation Committee report is included below.

        Nominating and Corporate Governance Committee.    Dr. Afeyan and Mr. Higgins currently serve on the Nominating and Corporate Governance Committee. Dr. Afeyan is the Chairman of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee's responsibilities include, but are not limited to:

  •
  developing and recommending to the board criteria for board and committee membership;

  •
  establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

  •
  identifying individuals qualified to become board members;

  •
  recommending to the board the persons to be nominated for election as directors and to each of the board's committees;

  •
  developing and recommending to the board a code of business conduct and ethics and a set of corporate governance guidelines; and

  •
  overseeing the evaluation of the board and management.

The Board has determined that the composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the current requirements of NASDAQ. The Nominating and Corporate Governance Committee held four meetings in 2008.

How are nominees for the Board selected?

        The Nominating and Corporate Governance Committee makes a periodic assessment of the Board and Board members. In making its assessment and in identifying and evaluating director nominees, the Committee will consider the membership criteria described below, taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under applicable SEC regulations or NASDAQ listing requirements, as well as the current challenges and needs of the Board and Helicos. The Nominating and Corporate Governance Committee uses multiple sources for identifying and evaluating director nominees, including referrals from current directors, recommendations by stockholders and input from third-party executive search firms. Such firms assist the Nominating and Corporate Governance Committee in locating possible nominees who meet criteria specified by the Nominating and Corporate Governance Committee. In evaluating director nominees, the Nominating and Corporate Governance Committee evaluates all candidates under consideration, as it deems appropriate.

        The Nominating and Corporate Governance Committee charter requires the Committee to establish criteria for Board and committee membership which are as follows:

  •
  experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

  •
  high accomplishment in his or her respective field, with superior credentials and recognition;

  •
  well regarded in the community and with a long-term reputation for high ethical and moral standards;

  •
  sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve;

  •
  experience in the genomics industry or in the markets in which the Company operates;

  •
  an ability to contribute to achieve a mix of Board members that represents a diversity of background and experience; and

  •
  a demonstrated history of actively contributing at board meetings.

        In addition to the qualifications for individual nominees set forth above, the Nominating and Corporate Governance Committee charter requires the Board, when selecting persons for nomination, to endeavor to ensure that:

  •
  a majority of the Board is "independent" in accordance with the standards, if any, promulgated by the SEC, NASDAQ or any exchange upon which securities of the Company are traded, and any governmental or regulatory body exercising authority over the Company;

  •
  each of its Audit, Compensation and Nominating and Corporate Governance Committees is comprised entirely of independent directors; and

  •
  at least one member of the Audit Committee has such experience, education and other qualifications necessary to qualify as an "audit committee financial expert" as defined by the rules of the SEC.

Will the Nominating and Corporate Governance Committee consider director candidates nominated by stockholders?

        The Nominating and Corporate Governance Committee has a policy by which it reviews and evaluates the qualifications of director candidates recommended by stockholders in compliance with the following procedures. Stockholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to the Corporate Secretary, specifying the nominee's name and qualifications for Board membership and providing confirmation of the nominee's consent to serve as a director. Following verification that the person submitting the recommendation is a stockholder of the Company, all properly submitted recommendations are brought to the attention of the Nominating and Corporate Governance Committee at a regularly scheduled Committee meeting. Stockholders also may nominate directors for election at our annual meeting of stockholders by following the provisions set forth in our bylaws.

        If a stockholder properly recommends a director nominee, the Nominating and Corporate Governance Committee will give due consideration to that nominee and will use the same criteria used for evaluating other director nominees, in addition to considering the information relating to the director nominee provided by the stockholder.

How do stockholders communicate with the Board?

        Stockholders and other parties interested in communicating directly with the Board of Directors may do so by writing to: Helicos BioSciences Corporation, Attention: Board of Directors, One Kendall Square, Building 700, Cambridge, MA 02139.

        Pursuant to a process approved by the Board, the Corporate Secretary reviews all correspondence received by us and addressed to members of the Board and regularly forwards to the Board a summary of such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or Board committees or otherwise require the Board's attention. Directors may at any time review a log of all correspondence received by us that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately handled in accordance with procedures established by the Audit Committee to address such matters.

Does Helicos have a Code of Ethics?

        We strive to foster a culture of honesty, integrity and accountability. Our Code of Business Conduct and Ethics sets forth our key guiding principles, policies and procedures for employment at Helicos. The Code is applicable to all of our directors, officers and employees, including our Chief Executive Officer and Principal Financial/Accounting Officer. The Code of Business Conduct and Ethics is available on our website (www.helicosbio.com) in the Corporate Governance section under the Investors link. Stockholders may also request a copy of the Code of Business Conduct and Ethics by sending an email request to InvestorRelations@helicosbio.com. Waivers of the Code for executive officers and directors may be granted only by the Board and will promptly be disclosed to our stockholders. Waivers of the Code for other employees may only be granted by our Compliance Officer or the Board. Amendments to the Code must be approved by the Board and will be promptly disclosed to our stockholders.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Directors and Nominees

        Our Board of Directors consists of nine directors and is divided into three classes with members of each class serving for three-year terms. Each of Dr. Barrett, Mr. Higgins and Mr. Melas-Kyriazi serve as Class II directors, with a term of office expiring at the 2009 Annual Meeting of Stockholders. The terms of our Class I and Class III directors will expire in 2011 and 2010, respectively. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three nominees named below, each of whom is currently a director and each of whom has consented to serve if elected. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below.

        Upon the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated Dr. Barrett, Mr. Higgins and Mr. Melas-Kyriazi for reelection as the Class II directors. Helicos is not presently aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the 2012 Annual Meeting of Stockholders or until a successor has been elected and qualified.

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH CLASS II DIRECTOR NOMINEE.

        The names of the directors and nominees, and certain information about them as of the record date, are set forth below.

Name	Age	Position(s)
Stanley N. Lapidus	59	Chairman and Class III Director
Noubar B. Afeyan, PhD	46	Lead Independent Director, Class III Director
Elisabeth K. Allison, PhD	63	Class I Director
Brian G. Atwood	56	Class I Director
Peter Barrett, PhD	56	Class II Director
Robert F. Higgins	62	Class II Director
Stephen J. Lombardi	53	President and Class I Director
Ronald A. Lowy	53	Chief Executive Officer and Class III Director
Theo Melas-Kyriazi	49	Class II Director

        Stanley N. Lapidus.    Mr. Lapidus, one of our co-founders, has served as the Chairman of our Board of Directors since October 2007. Mr. Lapidus served as our Chief Executive Officer from May 2003 to August 2008 and our President from May 2003 until October 2007. Prior to founding Helicos, Mr. Lapidus served as a Venture Partner at Flagship Ventures from March 2002 through September 2003. Mr. Lapidus founded EXACT Sciences Corporation in 1995, where he served as President from 1995 through 2000 and Chairman from 2000 through 2005. Prior to EXACT Sciences, Mr. Lapidus founded Cytyc Corporation, where he served as President from 1987 to 1994. Mr. Lapidus also holds academic appointments in the Pathology Department at Tufts University Medical School and Massachusetts Institute of Technology's Sloan School of Management. He earned a BSEE from Cooper Union. He has served as a trustee of Cooper Union since 2002. Mr. Lapidus is named as an inventor on 30 issued U.S. patents.

        Noubar B. Afeyan, PhD.    Dr. Afeyan, one of our co-founders, has served as Lead Independent Director of our Board since October 2007. Previously, he served as Chairman of our Board of Directors from 2003 to October 2007. In 1999, Dr. Afeyan founded Flagship Ventures, a venture capital firm, where he serves as Managing Partner and Chief Executive Officer. Dr. Afeyan is also a Senior Lecturer at the Massachusetts Institute of Technology's Sloan School of Management as well as the Biological Engineering Division. Dr. Afeyan served on the Board of Directors of Color Kinetics, a leading LED-lighting company, until its recent acquisition by Philips in August 2007. Dr. Afeyan received a BS in chemical engineering from McGill University and a PhD in biochemical engineering from the Massachusetts Institute of Technology.

        Elisabeth K. Allison, PhD.    Dr. Allison has served as a member of our Board of Directors since January 2008. Dr. Allison has served as a Principal at ANZI Partners since 1995. She serves as a board member of three mutual funds managed by the Capital Research and Management Company since 1991: the EuroPacific Fund, the New Perspectives Fund and the New World Fund. Previously, Dr. Allison served on the Board of Directors of Color Kinetics, a leading LED lighting company, from 2002 and as Chairperson from January 2007 until its recent acquisition by Philips in August 2007. Prior to her service at ANZI Partners, Dr. Allison was Senior Vice President for Development at the McGraw-Hill Companies. Dr. Allison received an AB from Harvard College and a PhD in Business Economics from the Harvard Business School.

        Brian G. Atwood.    Mr. Atwood has served as a member of our Board of Directors since 2003. Since 1999, Mr. Atwood has served as a Managing Director of Versant Ventures, a venture capital firm focusing on healthcare, which he co-founded. Mr. Atwood also serves on the board of directors of Cadence Pharmaceuticals, Inc., as well as several private companies. Mr. Atwood holds a BS in biological sciences from the University of California, Irvine, an MS in ecology from the University of California, Davis and an MBA from Harvard University.

        Peter Barrett, PhD.    Dr. Barrett has served as a member of our Board of Directors since 2003. Dr. Barrett has served as a Partner of Atlas Venture, a venture capital firm, since January 2003. From August 1998 to December 2001, he served as Executive Vice President and Chief Business Officer of Celera Genomics, a biopharmaceutical company, which he co-founded. Dr. Barrett serves on the board of Atlas Venture investments in several private companies. He is also the President of the Autism Consortium Board of Directors and is Vice Chairman of the Advisory Council of the Barnett Institute of Chemical and Biological Analysis at Northeastern University. Dr. Barrett received his BS in chemistry from Lowell Technological Institute (now known as the University of Massachusetts, Lowell) and his PhD in Analytical Chemistry from Northeastern University. He also completed Harvard Business School's Management Development Program.

        Robert F. Higgins.    Mr. Higgins has been a member of our Board of Directors since 2003. Mr. Higgins co-founded Highland Capital Partners in 1988 and serves as a General Partner. Currently, he is a member of the Advisory Board of the Department of Health Care Policy at Harvard Medical School and the Advisory Board of the Harvard-MIT Division of Health Sciences & Technology. Also, Mr. Higgins is a faculty member at the Harvard Business School where he teaches courses in entrepreneurial management. He received an AB in history from Harvard College and an MBA from Harvard Business School.

        Stephen J. Lombardi.    Mr. Lombardi has been a member of our Board of Directors since August 2008. Mr. Lombardi served as our Chief Executive Office from August 2008 through November 2008. Mr. Lombardi has served as our President since October 2007. He joined Helicos in June 2006 as Senior Vice President of Sales and Marketing. He has over 30 years of commercial biotechnology experience as a scientist and in business management. Prior to Helicos he spent four years as a Senior Vice President at Affymetrix, Inc., serving as an executive in its Corporate Development, Product R&D and Marketing divisions. From 1986 to 2002, Mr. Lombardi was employed by Applied Biosystems, a division of Applera Corporation, most recently as Senior Vice President of Applications and Products. From 1989 to 1998, Mr. Lombardi led the formation of Applied Biosystems' DNA sequencing and genetic analysis business, resulting in widely-used sequencers, including those which became the standard used for the Human Genome Project. Mr. Lombardi was also involved in forming Celera Genomics within the Applera corporate structure. He earned a BA degree in Biology from Merrimack College.

        Ronald A. Lowy.    Mr. Lowy has been a member of our Board of Directors since October 2007 and has served as our Chief Executive Officer since December 2008. Mr. Lowy served as president and chief executive officer of Thermo/Fisher Biosciences, a division of Fisher Scientific, from 2004 to 2007. Before joining Fisher Biosciences, Mr. Lowy was president of Global Connectivity Solutions for ADC Telecommunications from April 2004 to October 2004 and as president and chief operating officer at KRONE Group from 2000 to 2004. Prior to KRONE Group, Mr. Lowy was vice president and general manager of the Automotive and Industrial Products Group of GenTek. Mr. Lowy received a BS in mechanical engineering from the University of New Hampshire and an MBA from the University of Wisconsin.

        Theo Melas-Kyriazi.    Mr. Melas-Kyriazi has been a member of our Board of Directors since March 2007. Mr. Melas-Kyriazi also serves as Chief Financial Officer of Levitronix LLC, a developer of magnetically-levitated bearingless motor technology. Mr. Melas-Kyriazi serves as a director of Valeant Pharmaceuticals and Glenrose Instruments. From late 2004 to 2006, Mr. Melas-Kyriazi was self-employed, serving as a consultant and director in several public and private companies. From 1999 to 2004 Mr. Melas-Kyriazi served as Chief Financial Officer of Thermo Electron Corporation, a global technology company that manufactures and sells analytical instruments for life science research, manufacturing process control and environmental protection and safety. Mr. Melas-Kyriazi received an AB in economics from Harvard College, and an MBA from the Harvard Business School.

        There are no family relationships among our directors or executive officers.

 PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2009. PricewaterhouseCoopers LLP has audited our consolidated financial statements since December 2006. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Services provided to us by PricewaterhouseCoopers LLP are described under "Fees Paid to PricewaterhouseCoopers LLP" below.

        Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board, however, is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Helicos and its stockholders.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

Fees Paid to PricewaterhouseCoopers LLP

        During fiscal year 2008 and fiscal year 2007, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services were as follows:

	Fiscal Year Ended
	December 31, 2008	December 31, 2007
Audit Fees(1)	$409,000	$329,247
Audit-Related Fees(2)	29,201	—
Tax Fees(3)	—	—
All Other Fees(4)	$1,500	$4,200

    (1)
    Fees for audit services include fees associated with the audits of our consolidated financial statements. Audit fees also include amounts associated with SEC registration statements and consents.

    (2)
    There were no fees billed by PricewaterhouseCoopers LLP for audit-related services in 2007. Audit-related fees for 2008 consisted of fees for the audit of the Company's research and development program funded by the National Institutes of Health (NIH).

    (3)
    There were no fees billed by PricewaterhouseCoopers LLP for tax services in 2007 or 2008.

    (4)
    The amount listed as "All Other Fees" consists of fees for products and services other than those services reported above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        As required by the Audit Committee charter, the Audit Committee pre-approves the engagement of PricewaterhouseCoopers LLP for all audit and permissible non-audit services. The Audit Committee annually reviews the audit and permissible non-audit services performed by PricewaterhouseCoopers LLP and reviews and approves the fees charged by PricewaterhouseCoopers LLP. The Audit Committee has considered the role of PricewaterhouseCoopers LLP in providing audit services and other permissible non-audit services to Helicos and has concluded that the provision of such services was compatible with the maintenance of PricewaterhouseCoopers LLP's independence in the conduct of its auditing functions.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and is not deemed to be filed with the Securities and Exchange Commission, or the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

        The Audit Committee selects the Company's independent registered public accounting firm to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent registered public accounting firm, reviews with management and the independent registered public accounting firm the Company's quarterly and annual results, reviews the periodic disclosures related to the Company's financial statements, considers the adequacy of the Company's internal accounting procedures, and compliance with the Sarbanes-Oxley Act of 2002.

        With respect to the fiscal year ended December 31, 2008, the Audit Committee:

  •
  Reviewed and discussed the audited financial statements with the Company's management;

  •
  Discussed with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), and SEC Rule 2-07 of Regulation S-X; and

  •
  Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board, and has discussed with PricewaterhouseCoopers LLP its independence.

        Based on these reviews and discussions, our Audit Committee has recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

        Respectfully submitted on March 30, 2009 by the members of the Audit Committee of the Board of Directors:

Theo Melas-Kyriazi, Chairman
Brian G. Atwood
Peter Barrett
(As currently constructed)

 PROPOSAL NO. 3
APPROVAL OF THE REMOVAL OF CERTAIN SHARE ISSUANCE
LIMITATIONS IN WARRANTS TO PURCHASE COMMON STOCK
ISSUED IN DECEMBER 2008

Overview

        The purpose of this Proposal No. 3 is to obtain stockholder approval necessary under NASDAQ Stock Market rules to allow for the full exercise of common stock warrants (the "Warrants") that we issued in a private placement transaction in December 2008.

The Offering

        On December 19, 2008, the Company announced that it had entered into a securities purchase agreement with certain investors pursuant to which it agreed to sell a total of 42,753,869 units (the "Units"), each Unit consisting of (i) one share of common stock (collectively, the "Shares") and (ii) one Warrant to purchase 0.6 shares of common stock at an exercise price of $0.45 per share, for a purchase price of $0.435 per unit (representing the closing bid price plus an additional amount for the warrants) for gross proceeds of $18.6 million (the "Offering"). The Company paid $0.8 million in placement agent fees and offering expenses and expects to use the remaining proceeds for general corporate purposes. Units are not certificated. The Shares and Warrants are immediately separable and were issued separately. The Warrants have a five year term and became exercisable immediately following the closing of the transaction, which occurred on December 23, 2008.

        In connection with the Offering, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with each of the investors. The Registration Rights Agreement provides that the Company must file a "resale" registration statement (the "Initial Registration Statement") covering all of the Shares and the shares issuable upon exercise of the Warrants (the "Warrant Shares"), up to the maximum number of shares able to be registered pursuant to applicable Securities and Exchange Commission ("SEC") regulations, within 30 days of the closing of the Offering. If any Shares or Warrant Shares are unable to be included on the Initial Registration Statement, the Company agreed to file subsequent registration statements until all the Shares and Warrant Shares have been registered. Under the terms of the Registration Rights Agreement, the Company is obligated to maintain the effectiveness of the "resale" registration statement until all securities therein are sold or are otherwise can be sold pursuant to Rule 144, without any restrictions. A cash penalty at the rate of 2% per month will be triggered for any filing or effectiveness failures or if, at any time after six months following the closing of the Offering, the Company ceases to be current in its periodic reports with the SEC. The aggregate penalty accrued with respect to each investor may not exceed 12% of the original purchase price paid by that investor.

        The terms of the Offering are complex. This summary of the terms is general in nature and is qualified by reference to the actual agreements attached as exhibits to our Form 8-K filing with the Securities and Exchange Commission on December 22, 2008. Stockholders who desire to a more complete understanding of the terms of the Offering are urged to refer to such exhibits.

NASDAQ Marketplace Rules

        Nasdaq Marketplace Rule 4350(i)(1)(B) requires that an issuer obtain shareholder approval of an issuance of its common stock (or of securities convertible into or exercisable for its common stock) if the issuance is (i) in connection with the acquisition of the stock or assets of another company, and (ii) the number of shares of common stock issued or issuable as a result of the issuance equals 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance. In order to comply with Rule 4350(i)(1)(B), until the issuance of common stock under the Warrants have been approved by the stockholders, the Warrants prohibit holders from exercising such Warrant for any number of shares which would cause that holder to hold more than 19.9% of Helicos' common stock following the exercise.

Consequences if this Proposal No. 3 is Approved

        Approval of this Proposal No. 3 by the stockholders would satisfy the stockholder approval requirements of NASDAQ Marketplace Rule 4350(i)(1)(B) and would allow the holders of the Warrants to exercise such Warrant for any number of shares including those which would cause that holder to hold more than 19.9% of Helicos' common stock following the exercise.

Consequences if this Proposal No. 3 is Not Approved

        If the stockholders do not approve this Proposal No. 3, the Warrants will prohibit holders from exercising such Warrant for any number of shares which would cause that holder to hold more than 19.9% of Helicos' common stock following the exercise. However, we are required to seek stockholder approval of a similar proposal at each annual meeting of shareholders thereafter until such stockholder approval is obtained or the Warrants are no longer outstanding.

        We have agreed to certain contractual standards for a determination of a change of control that are not tied to the NASDAQ Marketplace Rules. Stockholder approval of this Proposal No. 3 will have no impact on any determination of a change of control other than for purposes of the NASDAQ Marketplace Rules. The fact that we are seeking stockholder approval of this Proposal No. 3 shall not be construed as an admission that a change of control has occurred under such other contractual standards.

No Dissenters' Rights

        No dissenters' rights are available under the General Corporation Law of the State of Delaware, our Fourth Amended and Restated Certificate of Incorporation or bylaws to any stockholder who dissents from this Proposal No. 3.

Vote Required; Recommendation of our Board of Directors

        The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote is required to approve this Proposal No. 3.

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE REMOVAL OF CERTAIN SHARE ISSUANCE LIMITATIONS IN WARRANTS TO PURCHASE COMMON STOCK ISSUED IN DECEMBER 2008.

 PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT TO OUR FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO OF (I) ONE-FOR-10, (II) ONE-FOR-25 OR (III) ANY AMOUNT IN BETWEEN ONE-FOR-10 AND ONE-FOR-25 AND AUTHORIZE OUR BOARD OF DIRECTORS TO IMPLEMENT THE REVERSE STOCK SPLIT AT ANY TIME PRIOR TO THE 2010 ANNUAL MEETING OF STOCKHOLDERS BY FILING AN AMENDMENT TO OUR FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Overview

        Our Board of Directors has unanimously adopted a resolution approving, subject to approval by our stockholders, a proposed amendment to our Fourth Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock at an exchange ratio of (i) one-for-10, (ii) one-for-25 or (iii) any amount in between one-for-10 and one-for-25. Stockholder approval of this Proposal No. 4 will authorize our Board of Directors, in its discretion, to effect a reverse stock split at the approved ratios at any time prior to our 2010 Annual Meeting of Stockholders. Our Board of Directors believes that approval of a proposal granting such discretion to our Board of Directors to effect a reverse stock split at the approved ratios at any time prior to the 2010 Annual Meeting of Stockholders will provide our Board of Directors with maximum flexibility to react to current market conditions and therefore to achieve the purposes of the reverse stock split, if implemented, and to act in the best interests of our stockholders.

        If this proposal is approved, the Board will have the authority to decide, at any time prior to our 2010 Annual Meeting, whether to implement the split and the exact amount of the split within this range, if it is to be implemented. To effect the reverse stock split at one of the proposed ratios, our Board of Directors would file an amendment to our Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The form of amendment to our Fourth Amended and Restated Certificate of Incorporation to effect the proposed reverse stock split is attached to this Proxy Statement as Annex A. If our Board of Directors elects to implement a reverse stock split at one of the exchange ratios approved by our stockholders, then every 10 to 25, depending on the ratio determined by the Board, shares of our issued and outstanding shares of common stock would be combined into and become one share of our common stock. The par value of our common stock would remain unchanged at $0.001 per share. The reverse stock split would become effective upon the filing of the amendment to our Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Our Board of Directors may elect not to implement a reverse stock split at its sole discretion, even if this Proposal No. 4 is approved by our stockholders.

        Our Board of Directors has approved the proposed grant of discretion to effect a reverse stock split. However, our stockholders' approval of this Proposal No. 4 will provide our Board of Directors with maximum flexibility by allowing our Board of Directors to effect the reverse stock split at any time prior to the 2010 Annual Meeting of Stockholders.

Purposes of the Proposed Reverse Stock Split

        The Board of Directors believes that the reverse stock split at one of the proposed ratios is in the Company's best interests because it may increase the trading price of the common stock. An increase in the price of the common stock may, in turn, generate greater investor interest in the common stock, thereby enhancing the marketability of the common stock to the financial community and institutional investors. In addition, an increase in the price of the common stock may enhance the attractiveness of the Company's common stock for future acquisitions or mergers by the Company or to otherwise carry out the Company's business objectives.

        Although the reverse stock split at one of the proposed ratios may increase the market price of the common stock, the actual effect of the reverse split on the market price cannot be predicted. The market price of the common stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the reverse stock split. Further, there is no assurance that the reverse stock split will lead to a sustained increase in the market price of the common stock. The market price of the common stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions. The reverse stock split will affect all of the holders of the Company's common stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result in lieu of issuing fractional shares, as discussed below.

        Our common stock is currently listed on the NASDAQ Global Market and our Board of Directors believes that listing on the NASDAQ Global Market is the preferred listing market for our common stock. A continued listing on the NASDAQ Global Market requires us to meet certain qualitative standards, including maintaining a certain number of independent Board of Directors members and independent Audit Committee members, and certain quantitative standards, including that the closing price of our common stock not be less than $1.00 per share for 30 consecutive trading days. Although the NASDAQ Stock Market has announced a temporary suspension of the bid price requirement under NASDAQ Marketplace Rule 4310(c)(4) (the "Rule"), the closing price of our common stock has been less than $1.00 per share for a considerable number of trading days during the past six months. As a result, without implementing a reverse stock split, we may not be able to satisfy the $1.00 per share minimum bid price requirement under the Rule if and when the Rule is reinstated.

        As of the date of the filing of this Proxy Statement, we met all qualitative and all quantitative standards for initial and continuing listing of our common stock on the NASDAQ Global Market. Thus, if and when the Rule is reinstated, and if the reverse stock split is approved by our stockholders and implemented by our Board of Directors, we expect that we will be able to satisfy the $1.00 per share minimum bid price requirement for continued listing under the Rule. Our Board of Directors believes that the implementation of the reverse stock split is in the best interests of our company and our stockholders.

Potential Effects of the Proposed Reverse Stock Split

        The immediate effect of a reverse stock split at one of the proposed ratios would be to reduce the number of shares of our outstanding common stock by a factor of 10 to 25, depending on the ratio determined by the Board. In addition, a reverse stock split may increase the trading price of our common stock. However, we cannot predict the effect of any reverse stock split upon the market price of our common stock, and reverse stock splits for companies in similar circumstances have improved stock performance in some instances and have not improved stock performance in other instances. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock, that the trading price would remain above the thresholds required by the NASDAQ Global Market or that we will be able to continue to meet the other continued listing requirements of the NASDAQ Global Market. The trading price of our common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

        As an example and for illustrative purposes only, the approximate number of shares of our common stock that would be outstanding as a result of effecting the potential reverse stock split at a 1-for-15 exchange ratio is 4,303,533 shares, based on 64,553,002 shares of our common stock outstanding as of February 28, 2009, without accounting for the fractional shares.

        The resulting decrease in the number of shares of our outstanding common stock could potentially impact the liquidity of our common stock on the NASDAQ Global Market, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders

        Stockholders should recognize that if a reverse stock split is effected, they will own a smaller number of shares than they currently own (approximately equal to the number of shares owned immediately prior to the reverse stock split divided by 10 to 25, depending on the ratio determined by the Board and after giving effect to the fractional shares, as described below). The reverse stock split would not affect any stockholder's percentage ownership interests in our company or such stockholder's proportionate voting power, except to the extent that the reverse stock split results in any of the stockholders owning a fractional share, as described below.

Effect on Options, Warrants and Other Securities

        In addition to decreasing the number of shares of outstanding common stock, we would adjust all outstanding options, warrants and other securities entitling their holders to purchase or obtain shares of our common stock as a result of the reverse stock split at one of the proposed ratios, as required by the terms of such securities. In particular, we would increase the exercise price of options, warrants and other securities in accordance with the terms of each instrument and based on the exchange ratio of the reverse stock split. Also, we would reduce the number of shares of our common stock reserved for issuance under our existing equity compensation and stock option plans proportionately based on the exchange ratio of the reverse stock split. A reverse stock split would not affect any of the rights currently accruing to holders of our common stock, options, warrants or other securities convertible into our common stock.

Other Effects on Outstanding Shares

        If our Board of Directors implements a reverse stock split at one of the proposed ratios, then the rights and preferences of the outstanding shares of our common stock would remain the same after the reverse stock split. Each share of our common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

        While we expect that the reverse stock split at one of the proposed ratios would result in an increase in the market price of our common stock, the reverse stock split may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding).

        If a reverse stock split at one of the proposed ratios is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split at one of the proposed ratios will likely increase the number of our stockholders who own "odd-lots," or less than 100 shares of our common stock. Stockholders who hold "odd-lots" will typically experience an increase in the cost of selling their shares, as well as potentially greater difficulty in effecting such sales. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lot," or even multiples of 100 shares.

        Our common stock is currently registered under Section 12(b) of the Exchange Act. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the registration of our common stock under the Exchange Act.

Authorized Shares of Common Stock

        If we implement the reverse stock split at one of the proposed ratios, the number of authorized shares of our common stock as designated by our Fourth Amended and Restated Certificate of Incorporation would remain at 120,000,000 shares. The number of issued and outstanding shares of common stock and the number of shares remaining available for issuance under our authorized pool of common stock under our equity incentive plan would decrease, however, by a factor of 10 to 25 depending on the ratio determined by the Board of Directors.

Procedure for Effecting the Proposed Reverse Stock Split and Exchange of Stock Certificates

        If our stockholders approve the proposed amendment to our Fourth Amended and Restated Certificate of Incorporation, our Board of Directors may elect whether or not to declare a reverse stock split at any time before our 2010 Annual Meeting of Stockholders. The reverse stock split at one of the proposed ratios would be implemented by filing the appropriate amendment to our Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and the reverse stock split would become effective on the date the filing is accepted by the Secretary of State of the State of Delaware.

        As of the effective date of the reverse stock split, each certificate representing shares of our common stock before the proposed reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the reverse stock split. However, holders of unexchanged stock certificates would not be entitled to receive any dividends or other distributions payable by Helicos after the effective date of the reverse stock split until they surrender their old stock certificates for exchange. All shares underlying options, warrants and other securities would also be automatically adjusted on the effective date of the reverse stock split.

        Our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities convertible into our common stock would be notified of the effectiveness of the reverse stock split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until the stockholder has surrendered his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until such surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

Fractional Shares

        The reverse stock split will affect all stockholders of the Company uniformly and will not affect any stockholder's percentage ownership interests or proportionate voting power, except to the extent that the reverse stock split results in any of stockholders owning a fractional share. In lieu of issuing fractional shares, the Company may either (i) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the common stock, as quoted on NASDAQ on the effective date of the reverse stock split, multiplied by the fractional share amount, or (ii) make arrangements with the Company's transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the reverse stock split and sell these whole shares as soon as possible after the effective date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata potion of the sale proceeds.

No Dissenters' Rights

        No dissenters' rights are available under the General Corporation Law of the State of Delaware or under our Fourth Amended and Restated Certificate of Incorporation or bylaws to any stockholder who dissents from this Proposal No. 4.

Accounting Consequences

        The par value of our common stock would remain unchanged at $0.001 per share after the proposed reverse stock split. Our capital account would also remain unchanged, and we do not anticipate that any significant accounting consequences would arise as a result of the reverse stock split.

Certain U.S. Federal Income Tax Consequences of the Reverse Split

        The following is a summary of certain U.S. federal income tax consequences relating to the reverse stock split as of the date hereof. Except where noted, this summary deals only with a stockholder who holds common stock as a capital asset.

        For purposes of this summary, a "U.S. holder" means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of common stock is a stockholder who is not a U.S. holder.

        This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax consequences to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to stockholders who may be subject to special tax rules, such as:

  •
  partnerships;

  •
  financial institutions;

  •
  insurance companies;

  •
  real estate investment trusts;

  •
  regulated investment companies;

  •
  grantor trusts;

  •
  tax-exempt organizations;

  •
  dealers or traders in securities or currencies;

  •
  stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar;

  •
  stockholders who actually or constructively own 10 percent or more of the Company's voting stock; or

  •
  a non-U.S. holder who is a U.S. expatriate, "controlled foreign corporation" or "passive foreign investment company."

        Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences of the reverse stock split.

        If an entity classified as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

        Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the reverse stock split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

        To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by the Company in furtherance of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

        U.S. Holders.    Generally, a reverse stock split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes (except to the extent of cash received in lieu of a fractional share). The aggregate adjusted basis of the new shares of common stock will be the same as the aggregate adjusted basis of the common stock exchanged for such new shares, reduced by the amount of the adjusted basis of any common stock exchanged for such new shares that is allocated to the fractional share for which cash is received. The holding period of the new, post-reverse split shares of the common stock resulting from implementation of the reverse stock split will include a U.S. holder's holding periods for the pre-reverse split shares. A stockholder who receives cash in lieu of a fractional share of new common stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder's aggregate adjusted tax basis in the shares of old common stock allocated to the fractional share. If the shares of old common stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

        Non U.S. Holders.    A non-U.S. holder of the Company's common stock generally will not be subject to U.S. federal income tax with respect to any gain recognized as a result of cash received in lieu of a fractional share in connection with the reverse stock split; provided, however, that gain will be subject to tax if (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. (in which case, for a non-U.S. holder that is a foreign corporation, the branch profits tax may also apply), and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder, (ii) the gain is recognized by a non-U.S. holder who is present in the United States for 183 or more days in the taxable year of the reverse stock split and certain other conditions are met, or (iii) the Company is or has been a "U.S. real property holding corporation" for U.S. federal income tax purposes. The Company believes it currently is not and it does not anticipate becoming, a "U.S. real property holding corporation" for U.S. federal income tax purposes.

        Information Reporting and Backup Withholding.    Payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Votes Required for Approval of this Proposal No. 4

        The affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock present in person or represented by proxy and entitled to vote on this item is required to approve this Proposal No. 4.

Annex Relating to this Proposal No. 4

        The form of an amendment to our Fourth Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Annex A.

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" AN AMENDMENT TO OUR FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO OF (I) ONE-FOR-10, (II) ONE-FOR-25 OR (III) ANY AMOUNT IN BETWEEN ONE-FOR-10 AND ONE-FOR-25 AND TO AUTHORIZE THE BOARD TO IMPLEMENT THE REVERSE STOCK SPLIT AT ANY TIME PRIOR TO THE 2010 ANNUAL MEETING OF STOCKHOLDERS BY FILING AN AMENDMENT TO OUR FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

 PROPOSAL NO. 5
INCREASE OF AUTHORIZED SHARES OF COMMON STOCK

General

        Stockholders are being asked to approve an amendment to our Fourth Amended and Restated Certificate of Incorporation to authorize our Board of Directors, in its discretion, to increase the authorized number of shares of our common stock from 120,000,000 shares to 200,000,000 shares at any time prior to the 2010 annual meeting of stockholders if Proposal No. 4 (Reverse Stock Split) is not approved by the stockholders or our Board of Directors does not implement the reverse stock split described in Proposal No. 4. Our Board of Directors has adopted a resolution authorizing this amendment, subject to stockholder approval. Our Board believes that the proposed amendment will provide certain long-term advantages to us and to our stockholders and recommends approval by the stockholders.

        As of December 31, 2008, we had 63,808,282 shares of common stock issued and outstanding, 25,762,333 shares of common stock reserved for issuance underlying currently issued and outstanding warrants, 2,957,391 shares of common stock reserved for issuance underlying currently issued and outstanding shares and options and 1,022,169 shares of common stock available for issuance under certain of our existing equity compensation plans. Accordingly, there were 26,449,825 shares of common stock available for future issuance and contingencies.

Purpose of the Increase in Authorized Shares

        The Board of Directors is seeking stockholder approval to amend the Company's Fourth Amended and Restated Certificate of Incorporation to authorize our Board of Directors, in its discretion, to increase the authorized share capital of the Company from 120,000,000 shares of common stock to 200,000,000 shares of common stock with the same par value of $0.001 per share at any time prior to the 2010 annual meeting of stockholders (the Company's number of authorized shares of preferred stock, par value $0.001 per share, shall remain unchanged at 5,000,000 shares). The purpose of this proposed increase in authorized share capital is to make available additional shares of common stock for issuance for general corporate purposes, including financing activities, without the requirement of further action by the stockholders of the Company if Proposal No. 4 (Reverse Stock Split) is not approved by the stockholders or our Board of Directors does not implement the reverse stock split described in Proposal No. 4. The Board of Directors has considered potential uses of the additional authorized shares of common stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the common stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the stockholders. The Company is consistently investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the stockholders of the Company.

        Current stockholders do not have preemptive rights under our Fourth Amended and Restated Certificate of Incorporation and will not have such rights with respect to the additional authorized shares of common stock. The adoption of the amendment to the Company's Fourth Amended and Restated Certificate of Incorporation to increase the Company's authorized share capital will not of itself cause any changes in the Company's capital accounts. The Company has no current plans, proposals or arrangements to issue any of the additional shares that will become authorized share capital of the Company pursuant to the proposed increase in authorized share capital described herein. Under Delaware law the Company's stockholders are not entitled to appraisal rights with respect to the increase in authorized share capital.

Effect on Outstanding Common Stock; Potential Anti-Takeover Effect

        The increase in authorized share capital will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the stockholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing stockholders' percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing stockholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

        One of the effects of the proposed increase in authorized share capital, if adopted, however, may be to enable the Board of Directors to render it more difficult, or discourage an attempt, to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the stockholders of the Company might view as desirable.

Consequences if this Proposal No. 5 is Not Approved

        If Proposal No. 4 (Reverse Stock Split) is not approved by the stockholders or if we do not implement the reverse stock split following stockholder approval, in the event that our stockholders do not approve this Proposal No. 5, our Board of Directors will have significantly limited options to issue equity in future corporate transactions as well as significant limitations on issuance of equity compensation under our existing equity plan.

Consequences if this Proposal No. 5 is Approved

        In the event that we receive stockholder approval of this Proposal No. 5 but we do not receive stockholder approval of Proposal No. 4 (Reverse Stock Split) or our Board of Directors does not implement the reverse stock split, our Board of Directors may, in its discretion, effect the increase in the number of authorized shares through an amendment to our Fourth Amended and Restated Certificate of Incorporation. The form of amendment to our Fourth Amended and Restated Certificate of Incorporation effecting the increase in the number of authorized shares is attached to this Proxy Statement as Annex B. The result of the increase in the number of authorized shares will be an increase in the number of authorized shares of common stock from 120,000,000 to 200,000,000.

No Dissenters' Rights

        No dissenters' rights are available under the General Corporation Law of the State of Delaware, our Fourth Amended and Restated Certificate of Incorporation or bylaws to any stockholder who dissents from this Proposal No. 5.

Annex Relating to this Proposal No. 5

        The form of amendment to our Fourth Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Annex B.

Vote Required; Recommendation of our Board of Directors

        The affirmative vote of a majority of the issued and outstanding shares of our common stock present in person or represented by proxy and entitled to vote on this item is required to approve this Proposal No. 5.

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE INCREASE OF AUTHORIZED SHARES OF COMMON STOCK.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 28, 2009: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each of the officers named in the Summary Compensation Table below; and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated below, each person listed below maintains a business address in the care of Helicos BioSciences Corporation, One Kendall Square, Building 700, Cambridge, MA 02139 and has sole voting and investment power with respect to all shares of Common Stock owned.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(1)(2)
Atlas Venture(3)	16,791,984	24.1%
890 Winter Street, Suite 320 Waltham, Massachusetts 02451
Flagship Ventures(4)	17,133,238	24.6%
c/o Flagship Ventures One Memorial Drive, 7th Floor Cambridge, Massachusetts 02142
Highland Capital Partners(5)	16,791,987	24.1%
c/o Highland Capital Partners LLC 92 Hayden Avenue Lexington, Massachusetts 02421
Stephens Investment Management LLC(6)	4,057,652	6.2%
One Ferry Building, Suite 255 San Francisco, CA 94111
Versant Ventures(7)	15,939,488	22.9%
3000 Sand Hill Road Building #4, Suite 210 Menlo Park, California 94025
Vision Capital Advisors, LLC(8)	10,107,341	14.8%
20 West 55th Street, 5th Floor New York, NY 10019
Ronald A. Lowy(9)	250,388	*
Stanley N. Lapidus(10)	849,094	1.3%
Stephen J. Lombardi(11)	454,440	*
J. William Efcavitch, PhD(12)	224,072	*
Noubar B. Afeyan, PhD(4)	17,133,238	24.6%
Elisabeth K. Allison, PhD(13)	12,111	*
Brian G. Atwood(7)	15,939,488	22.9%
Peter Barrett, PhD(3)	16,791,984	24.1%
Robert F. Higgins(5)	16,791,987	24.1%

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(1)(2)
Theo Melas-Kyriazi(14)	11,111	*
All executive officers, directors and nominees as a group(15) (12 persons)	68,598,538	9.7%

*
Represents less than 1% of the outstanding Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Pursuant to the rules of the SEC, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options and warrants held by the respective person or group that may be exercised within 60 days of February 28, 2009.

(2)
Applicable percentage of ownership as of the Record Date is based upon 64,553,002 shares of Common Stock outstanding as of February 28, 2009.

(3)
With respect to information relating to Atlas Venture, the Company has relied, in part, on information supplied on their Schedule 13D filing with the SEC dated January 2, 2009, by Atlas Venture Fund V, L.P. ("Atlas V"), Atlas Venture Entrepreneurs' Fund V, L.P. ("AVE V" and together with Atlas V, the "Atlas V Funds"), Atlas Venture Fund VI, L.P. ("Atlas VI"), Atlas Venture Entrepreneurs' Fund VI, L.P. ("AVE VI"), Atlas Venture Fund VI GmbH & Co. KG ("Atlas VI GmbH" and together with Atlas VI and AVE VI, the "Atlas VI Funds"), Atlas Venture Associates V, L.P. ("AVA V LP"), Atlas Venture Associates V, Inc. ("AVA V Inc."), Atlas Venture Associates VI, L.P. ("AVA VI LP"), Atlas Venture Associates VI, Inc. ("AVA VI Inc."), Axel Bichara ("Bichara"), Jean-Francois Formela ("Formela") and Christopher Spray ("Spray" and together with Bichara and Formela, the "Atlas Directors"). AVA V Inc. is the sole general partner of AVA V LP. AVA V LP is the sole general partner of the Atlas V Funds. The Atlas Directors are directors of AVA V Inc. As a result, the Atlas Directors may be deemed to have beneficial ownership with respect to all shares held by AVA V Inc. AVA VI Inc. is the sole general partner of AVA VI LP. AVA VI LP is the sole general partner of Atlas VI and AVE VI and the managing limited partner of Atlas VI GmbH. The Atlas Directors are directors of AVA VI Inc. As a result, the Atlas Directors may be deemed to have beneficial ownership with respect to all shares held by AVA VI Inc. Each of the foregoing disclaims beneficial ownership of these shares except to the extent of their pecuniary interest therein. Includes 5,172,417 shares issuable to Atlas Venture upon the exercise of warrants and 11,111 shares issuable to Dr. Barrett upon the exercise of stock options.

(4)
With respect to information relating to Flagship Ventures, the Company has relied, in part, on information supplied on their Schedule 13D filing with the SEC dated January 5, 2009, by AGTC Advisors Fund L.P. ("AGTC"), Applied Genomic Technology Capital Fund, L.P. ("AGTC Fund" and together with AGTC, the "AGTC Funds"), Flagship Ventures Fund 2004, L.P. ("Flagship"), NewcoGen Élan LLC ("NewcoGen Élan"), NewcoGen Equity Investors LLC ("NewcoGen Equity"), NewcoGen Group, LLC ("NewcoGen Group"), NewcoGen PE LLC ("NewcoGen PE"), NewcoGen Long Reign Holdings LLC ("NewcoGen Long Reign"), and ST NewcoGen LLC ("ST NewcoGen" and together with NewcoGen Élan, NewcoGen Equity, NewcoGen Group, NewcoGen PE and NewcoGen Long Reign, the "NewcoGen Funds"). NewcoGen Group Inc. ("NewcoGen Inc.") is the manager of each of the NewcoGen Funds and the general partner of AGTC Partners, L.P., which is the general partner of each of the AGTC Funds. NewcoGen Inc. is a wholly owned subsidiary of Flagship Ventures Management, Inc. ("Flagship Inc."). Flagship Ventures General Partner LLC ("Flagship LLC") is the general partner of Flagship. Noubar B. Afeyan, PhD and Edwin M. Kania, Jr. are directors of Flagship Inc. and managers of

  Flagship LLC. As a result, Messrs. Afeyan and Kania may be deemed to have beneficial ownership with respect to all shares held by the NewcoGen Funds, Flagship, and the AGTC Funds. Includes 5,172,418 shares issuable to Flagship Ventures upon the exercise of warrants and 11,111 shares issuable to Dr. Afeyan upon the exercise of stock options.

(5)
With respect to information relating to Highland Capital Partners, the Company has relied, in part, on information supplied on their Schedule 13D filing with the SEC dated January 2, 2009, by Highland Capital Partners VI Limited Partnership ("Highland Capital VI"), Highland Capital Partners VI-B Limited Partnership ("Highland Capital VI-B"), Highland Entrepreneurs' Fund VI Limited Partnership ("Highland Entrepreneurs' Fund" and together with Highland Capital VI and Highland Capital VI-B, the "Highland Investing Entities"), HEF VI Limited Partnership ("HEF VI"), Highland Management Partners VI Limited Partnership ("HMP VI"), Highland Management Partners VI, Inc. ("Highland Management"), Robert F. Higgins ("Higgins"), Paul A. Maeder ("Maeder"), Daniel J. Nova ("Nova"), Sean M. Dalton ("Dalton"), Robert J. Davis ("Davis"), Fergal J. Mullen ("Mullen"), and Corey M. Mulloy ("Mulloy" and together with Messrs. Higgins, Maeder, Nova, Dalton, Davis, and Mullen, the "Highland Managing Directors"). Highland Management is the general partner of the general partners of the Highland Investing Entities. As a result, Highland Management may be deemed to have beneficial ownership of the shares held by the Highland Investing Entities. HEF VI is the general partner of Highland Entrepreneurs' Fund. HMP VI is the general partner of Highland Capital VI and Highland Capital VI-B. Highland Management is the general partner of both HEF VI and HMP VI. Messrs. Higgins, Maeder and Nova are senior managing directors of Highland Management and limited partners of each of HMP VI and HEF VI. Messrs. Dalton, Davis, Mullen and Mulloy are managing directors of Highland Management and limited partners of each of HMP VI and HEF VI. The Managing Directors of Highland Management have shared power over all investment decisions of Highland Management. As a result, the Managing Directors may be deemed to share beneficial ownership of the shares held by Highland Investing Entities by virtue of their status as controlling persons of Highland Management. Includes 5,172,415 shares issuable to Highland Capital Partners upon the exercise of warrants and 11,111 shares issuable to Mr. Higgins upon the exercise of stock options.

(6)
With respect to information relating to Stephens Investment Management, the Company has relied, in part, on information supplied on their Schedule 13G filing with the SEC dated August 21, 2008 and their Schedule 13G/A filing with the SEC dated February 12, 2009 by Stephens Investment Management, LLC. Paul H. Stephens, P. Bartlett Stephens and W. Bradford Stephens are managing members of Stephens Investment Management and each disclaims beneficial ownership of these securities except to the extent of their pecuniary interests therein. Includes 1,034,484 shares issuable to Stephens Investment Management upon the exercise of warrants.

(7)
With respect to information relating to Versant Ventures, the Company has relied, in part, on information supplied on their Schedule 13D filing with the SEC dated January 2, 2009, by Versant Ventures II, LLC ("VVII-LLC"), Versant Venture Capital II, L.P. ("VVC-II"), Versant Side Fund II, L.P. ("VSF-II"), Versant Affiliates Fund II-A, L.P. ("VAF-IIA" and together with VVII-LLC, VVC-II, VSF-II, the "Versant II Funds"), Brian G. Atwood ("Atwood"), Bradley J. Bolzon ("Bolzon"), Samuel D. Colella ("Colella"), Ross A. Jaffe ("Jaffe"), William J. Link ("Link"), Barbara N. Lubash ("Lubash"), Donald B. Milder ("Milder"), Rebecca B. Robertson ("Robertson"), Camille D. Samuels ("Samuels") and Charles M. Warden ("Warden" and together with Atwood, Bolzon, Colella, Jaffe, Link, Lubash, Milder, Robertson and Samuels, the "Versant Managing Directors"). VVII-LLC is the General Partner of VVC-II, VSF-II and VAF-IIA. The Versant Managing Directors are Managing Directors of VVII-LLC. Includes 5,172,415 shares issuable to Versant Ventures upon the exercise of warrants and 11,111 shares issuable to Mr. Atwood upon the exercise of stock options.

(8)
With respect to information relating to Vision Capital Advisors, the Company has relied, in part, on information supplied on their Schedule 13G filing with the SEC dated January 7, 2009 and their Schedule 13G/A filing with the SEC dated February 12, 2009 by Vision Capital Advisors, LLC. The investment manager for Vision Opportunity Master Fund, Ltd. ("VOMF") is Vision Capital Advisors, LLC ("VCA"). Ultimate voting and dispositive control rests with Adam Benowitz, as VCA's Senior Managing Member and VOMF's portfolio manager. Each of VCA and Adam Benowitz disclaim beneficial ownership of these securities. Includes 3,790,253 shares issuable to VOMF upon the exercise of warrants.

(9)
Includes 130,748 shares issuable to Ronald A. Lowy upon exercise of stock options.

(10)
Includes 200,000 shares held by certain family members of Stanley N. Lapidus and 355,555 shares issuable to Mr. Lapidus upon exercise of stock options.

(11)
Includes 187,496 shares issuable to Stephen J. Lombardi upon exercise of stock options.

(12)
Includes 75,927 shares issuable to J. William Efcavitch, PhD upon exercise of stock options.

(13)
Includes 11,111 shares issuable to Elisabeth K. Allison, PhD upon exercise of stock options.

(14)
Includes 11,111 shares issuable to Theo Melas-Kyriazi upon exercise of stock options.

(15)
Includes an aggregate of 857,017 shares issuable upon exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge, based on a review of (i) Forms 3 and 4 and amendments thereto during the year ended December 31, 2008 and (ii) Forms 5 and amendments thereto furnished with respect to the year ended December 31, 2008, each director, executive officer, and 10% stockholder complied with all Section 16(a) filing requirements, except as described below.

Equity Compensation Plan Information

        The following table summarizes, as of December 31, 2008, the number of options issued under our stock option plans and the number of options available for future issuance under these plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)	2,679,614	$6.97	1,022,169
Equity compensation plans not approved by security holders	0	$0	0

Total	2,679,614	$6.97	1,022,169

(1)
Includes the 2003 Stock Option and Incentive Plan and the 2007 Stock Option and Incentive Plan.

 MANAGEMENT

        Our executive officers, and their ages and positions are as follows:

Name	Age	Position(s)
Ronald A. Lowy	53	Chief Executive Officer
Stephen J. Lombardi	53	President
Stephen P. Hall	58	Senior Vice President and Chief Financial Officer
J. William Efcavitch, PhD	55	Senior Vice President and Chief Technology Officer
Marc S. Levine	50	Senior Vice President of Product Development

        Ronald A. Lowy.    See "Election of Directors".

        Stephen J. Lombardi.    See "Election of Directors".

        Stephen P. Hall.    Mr. Hall joined us in May 2008 and serves as our Senior Vice President and Chief Financial Officer. Prior to joining us, Mr. Hall served as managing director and founder of Deimos Consulting, LLC, a management consulting firm, since June 2007. Previously, Mr. Hall served as a Senior Advisor at Becton, Dickinson and Company, a medical technology company, from December 2006 to June 2007 and as Senior Vice President and Chief Financial Officer of TriPath Imaging, Inc., a cancer diagnostics company, from September 2001 to December 2006, when it was purchased by Becton, Dickinson and Company. Mr. Hall received his AB degree from Harvard College and MBA from Stanford University's Graduate School of Business.

        J. William Efcavitch, PhD.    Dr. Efcavitch joined us in October 2004 and serves as our Senior Vice President and Chief Technology Officer. Dr. Efcavitch served as our Senior Vice President of Product Research and Development from October 2004 through May 2008. Previously, he spent 23 years at Applied Biosystems, a division of Applera Corporation, most recently as Director of the Synthesis and Arrays Business Unit which commercialized several products, including an expression array system. At Applied Biosystems, Dr. Efcavitch led the successful development and commercialization of Applied Biosystems' DNA sequencing instruments, reagents, consumables and software products, including the sequencer that became the standard used for the Human Genome Project. Dr. Efcavitch is a co-author of twelve research publications and is named as an inventor on fifteen patents. He earned his PhD in Biochemistry from Ohio University.

        Marc S. Levine.    Mr. Levine joined us in June 2008 and serves as our Senior Vice President of Product Development. Previously, Mr. Levine was Senior Vice President of Product Development with Axcelis Technologies since 2005. Prior to that, Mr. Levine was with Teradyne for over 25 years where he led efforts in Research, Product Development, TQM and Business Unit Management. Mr. Levine received his BS degree from Massachusetts Institute of Technology and Master of Science from Stanford University.

 EXECUTIVE COMPENSATION

Summary Compensation

        The following table sets forth certain information with respect to compensation for the year ended December 31, 2008 earned by or paid to our principal executive officer (and persons serving in that role at various points throughout the year) and our two other most highly compensated executive officers, which are referred to as the named executive officers.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary		Stock awards(1)	Option awards(1)	All other compensation(2)		Total
Ronald A. Lowy	2008	$21,231	(3)	$—	$73,151	$—		$94,382
Chief Executive Officer

Stanley N. Lapidus	2008	$258,531	(4)	$—	$301,065	$58,113	(5)	$617,709
Chairman and Former Chief Executive Officer	2007	$347,626		$—	$138,953	$36,000		$522,579

Stephen J. Lombardi(6)	2008	$354,096		$254,528	$879,791	$—		$1,488,415
President (Former Chief Executive Officer and Former Chief Operating Officer)	2007	$322,420		$240,169	$369,711	$—		$932,300

J. William Efcavitch, PhD	2008	$289,512		$82,167	$23,655	$78,852	(7)	$474,186
Senior Vice President and Chief Technology Officer (Former Senior Vice President of Product Research and Development)	2007	$275,625		$—	$25,751	$175,824		$477,200

(1)
Based on the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R), the assumptions we used for calculating the grant date fair values are set forth in Footnote 13 to the Consolidated Financial Statements presented in our 2007 Form 10-K, for 2007, and in Footnote 12 to the Consolidated Financial Statements presented in our 2008 Form 10-K, for 2008.

(2)
Excludes medical, disability and certain other benefits received by the named executive officers that are available generally to all of our employees and certain perquisites and other personal benefits received by the named executive officers which do not exceed $10,000 in the aggregate.

(3)
Mr. Lowy joined our company in December 2008 and his annual base salary is $240,000 on the basis of part-time employment.

(4)
Mr. Lapidus resigned from his position as the Company's Chief Executive Officer in August 2008.

(5)
Includes a housing allowance in the amount of $15,000 and moving expenses of $2,888 (includes a tax gross-up of $457) paid to Mr. Lapidus. Also includes a severance payment in the amount of $32,981, payment in the amount of $244 for accrued vacation time as of his resignation and $7,000 as earnings for his consulting services.

(6)
Mr. Lombardi was promoted to President and Chief Executive Officer in August 2008. Upon Mr. Lowy's appointment as Chief Executive Officer in December 2008 Mr. Lombardi remained as our President.

(7)
Includes a housing allowance in the amount of $36,000 and commuting expenses of $42,852 (includes a tax gross-up of $6,266) paid to Dr. Efcavitch.

Discussion of summary compensation

        A summary of certain material terms of our compensation plans and arrangements is set forth below.

        In February 2008, in connection with the annual review of base salaries for our executive officers, the base salary of Mr. Lapidus, who was our Chief Executive Officer at that time, increased from $350,000 to $367,500; the base salary of Mr. Lombardi, who was our President and Chief Operating Officer at that time, increased from $325,000 to $341,250; the base salary of Dr. Efcavitch, who was our Senior Vice President of Product Research and Development at that time, increased from $275,625 to $289,406. This reflects an increase of 5% to the base salary of Mr. Lapidus, Mr. Lombardi and Dr. Efcavitch.

        In August 2008, Mr. Lombardi, who then served as the Company's President and Chief Operating Officer, was promoted to the position of Chief Executive Officer and President, and his base salary increased from $341,250 to $375,000.

        We hired Ronald A. Lowy as our Chief Executive Officer in December 2008 and established his base salary at $240,000 per year on the basis of part-time employment. In connection with Mr. Lowy's appointment, Mr. Lombardi stepped down as Chief Executive Officer and remained as President and as a member of our Board of Directors. There was no change to Mr. Lombardi's salary at that time.

        For 2009, the Compensation Committee decided not to increase the salaries of any of our executive officers as a result of our need to conserve cash and reduce expenses.

Other compensation

        All of our executive officers are eligible for benefits offered to employees generally, including parking or commuting passes, life, health, disability and dental insurance and our 401(k) plan. In addition, our Senior Vice President and Chief Technology Officer receives a housing allowance. Our Chief Executive Officer and Senior Vice President and Chief Technology Officer also receive an allowance for commuting expenses, including a tax gross-up for such amount paid to them.

2007 Stock Option and Incentive Plan

        The 2007 Plan was adopted by our Board of Directors in April 2007 and approved by our stockholders in May 2007. The 2007 Plan permits us to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards and dividend equivalent rights. We reserved 1,440,266 shares of our common stock for the issuance of awards under the 2007 Plan as of December 31, 2007. The 2007 Plan provides that the number of shares reserved and available for issuance under the plan will be automatically increased each January 1, beginning in 2008, by 4.5% of the outstanding number of shares of common stock on the immediately preceding December 31 or such lower number of shares of common stock as determined by the Board of Directors. In January 2008, pursuant to this provision, the number of shares of our common stock reserved for the issuance of awards under the 2007 Plan was increased by 944,263, or 4.5% of the outstanding number of shares of common stock outstanding as of December 31, 2007. In January 2009, pursuant to this provision, the number of shares of our common stock reserved for the issuance of awards under the 2007 Plan was increased by 2,871,372, or 4.5% of the outstanding number of shares of common stock outstanding as of December 31, 2008. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Generally, shares that are forfeited or canceled from awards under the 2007 Plan also will be available for future awards. In addition, available shares under our 2003 Stock Option and Incentive Plan, including as a result of the forfeiture, expiration, cancellation, termination or net issuances of awards, are automatically made available for issuance under the 2007 Plan.

        The 2007 Plan may be administered by either a committee of at least two non-employee directors or by our full Board of Directors, in either case acting as the administrator. The administrator has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the 2007 Plan.

        All full-time and part-time officers, employees, non-employee directors and other key persons (including consultants and prospective employees) are eligible to participate in the 2007 Plan, subject to the discretion of the administrator. There are certain limits on the number of awards that may be granted under the 2007 Plan. For example, no more than 1,444,444 shares of common stock may be granted in the form of stock options or stock appreciation rights to any one individual during any one-calendar-year period.

        The exercise price of stock options awarded under the 2007 Plan may not be less than the fair market value of our common stock on the date of the option grant and the term of each option may not exceed ten years from the date of grant. The administrator will determine at what time or times each option may be exercised and, subject to the provisions of the 2007 Plan, the period of time, if any, after retirement, death, disability or other termination of employment during which options may be exercised.

        To qualify as incentive options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

  •
  Stock appreciation rights may be granted under our 2007 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

  •
  Restricted stock may be granted under our 2007 Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

  •
  Dividend equivalent rights may be granted under our 2007 Plan. Dividend equivalent rights are awards entitling the grantee to current or deferred payments equal to dividends on a specified number of shares of stock. Dividend equivalent rights may be settled in cash or shares and are subject to other conditions as the administrator shall determine.

  •
  Cash-based awards may be granted under our 2007 Plan. Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the administrator. Payment, if any, with respect to a cash-based award may be made in cash or in shares of stock, as the administrator determines.

        Unless the administrator provides otherwise, our 2007 Plan does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

        In the event of a merger, sale or dissolution, or a similar "sale event" in which all awards are not assumed or substituted by the successor entity, all stock options may be terminated upon the effective time of such sale event following an exercise period, in which case all such stock options shall first become fully exercisable.

        No awards may be granted under the 2007 Plan after May 6, 2017. In addition, our Board of Directors may amend or discontinue the 2007 Plan at any time and the administrator may amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose. No such amendment may adversely affect the rights under any outstanding award without the holder's consent. Other than in the event of a necessary adjustment in connection with a change in the Company's stock or a merger or similar transaction, the administrator may not "reprice" or otherwise reduce the exercise price of outstanding stock options or stock appreciation rights. Further, amendments to the 2007 Plan will be subject to approval by our stockholders if the amendment (i) increases the number of shares available for issuance under the 2007 Plan, (ii) expands the types of awards available under, the eligibility to participate in, or the duration of, the plan, (iii) materially changes the method of determining fair market value for purposes of the 2007 Plan, (iv) is required by the NASDAQ Global Market rules, or (v) is required by the Internal Revenue Code of 1986, as amended, or the Code, to ensure that incentive options are tax-qualified.

        Stock option agreements.    All stock option awards that are granted to the named executive officers pursuant to the 2007 Plan are covered by a Stock Option Agreement. Generally, under the Stock Option Agreements, 25% of the shares vest on the first anniversary of the grant date and the remaining shares vest monthly over the following three years. Our Board of Directors may accelerate the vesting schedule in its discretion.

        Restricted stock award agreements.    All restricted stock awards that are granted to the named executive officers pursuant to the 2007 Plan are covered by a Restricted Stock Award Agreement. Generally, under the Restricted Stock Award Agreements, 25% of the shares vest on the first anniversary of the grant date and the remaining shares vest in equal installments on the first day of each fiscal quarter over the following three years. Our Board of Directors may accelerate the vesting schedule in its discretion. The Restricted Stock Award Agreements provide that the named executive officer may not sell, transfer, pledge or otherwise encumber or dispose of any unvested shares. Upon the termination of employment, including upon death, disability, retirement or discharge or resignation for any reason, whether voluntary or involuntary or upon a sale event, any unvested shares of restricted stock are deemed to have been reacquired by the Corporation.

2003 Stock Option and Incentive Plan

        Until April 2007 certain option and restricted stock purchase awards were made pursuant to our 2003 Plan. The 2003 Plan was adopted by our Board of Directors and approved by our stockholders in November 2003. Upon the adoption of our 2007 Plan, in April 2007, our Board of Directors determined not to grant any further awards under our 2003 Plan.

        Our 2003 Plan is administered by either our Board of Directors or the Compensation Committee. The administrator of the 2003 Plan has full power and authority to grant and amend awards and to adopt, amend and repeal rules relating to the 2003 Plan.

        Upon a sale event in which all awards are not assumed or substituted by the successor entity, all stock options may be terminated upon the effective time of such sale event following an exercise period, in which case all such stock options shall first become fully exercisable. Restricted stock shall be treated as provided in the relevant award agreement. Under the 2003 Plan, a sale event is defined as the consummation of (i) a sale of all or substantially all of the assets, (ii) a sale of the Company by merger in which the shareholders of the Company do not own a majority of the outstanding voting power of the successor entity or (iii) any other acquisition of the business of the Company, as determined by the Board of Directors.

        Stock option agreements.    All stock option awards that are granted to the named executive officers are covered by a Stock Option Agreement. Generally, under the Stock Option Agreements, 25% of the shares vest on the first anniversary of the grant date and the remaining shares vest monthly over the following three years. Our Board of Directors may accelerate the vesting schedule in its discretion.

        Restricted stock purchase agreements.    The restricted stock purchase agreements provide that the named executive officer may not sell or transfer any unvested shares without first offering the shares to us. This does not apply to transfers to family members, to a trust or similar estate planning entity for the benefit of a family member or pursuant to a court order. Transferees must agree to be bound by the terms of the restricted stock agreement. Upon the termination of employment, including upon death, disability, retirement or discharge or resignation for any reason, whether voluntary or involuntary or upon a sale event, we have the obligation to repurchase all of the unvested shares held by the employee or any permitted transferee as of such date. We refer to this as the repurchase right. The per share purchase price of the unvested shares shall be the per share amount the employee paid for such shares.

        The following table sets forth certain information with respect to outstanding equity awards at December 31, 2008 with respect to the named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

	Option awards							Stock awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Option exercise price			Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested(1)
Stanley N. Lapidus	355,555	—			$1.80	(2)	03/28/2016	—			—
Stephen J. Lombardi	76,387 67,708 — — —	90,279 182,292 150,000 — —	(3) (3) (4)	$ $ $	11.07 10.75 4.40 — —		02/22/2017 11/20/2017 08/18/2018 — —	— — — 62,499 8,784	(3) (5)	$ $	— — — 24,375 3,426
J. William Efcavitch	40,743 30,555	— 13,889	(3)	$ $	0.45 1.80	(2)	11/03/2014 03/28/2016	— — 41,667	(6)	$	— — 16,250
Ronald A. Lowy	11,111 —	— 4,166	(7)	$ $	10.75 4.93		11/20/2017 06/11/2018	— —			— —

(1)
Based upon the fair market value of $0.39 of our common stock on December 31, 2008, the last trading day of the fiscal year.

(2)
All stock options granted in 2006 were originally granted with an exercise price of $0.585 per share. However, it was subsequently determined by our Board of Directors that the fair market value for tax purposes under Internal Revenue Code Sections 409A and 83 on the dates of grant was $1.80 per share. As a result, the unvested options were re-priced upwards to $1.80 in the first quarter of 2007.

(3)
These shares vest monthly at the rate of 2.083333% per month.

(4)
37,500 of these shares will become exercisable on August 18, 2009 and the remainder vest monthly at the rate of 2.083333% per month.

(5)
These shares will become exercisable on the first day of each fiscal quarter at the rate of 6.25% per quarter.

(6)
These shares will become exercisable on the first day of each fiscal quarter at the rate of 16.67% per quarter.

(7)
These shares will become exercisable on June 11, 2009.

  2008 equity incentive compensation

        During August 2008, the Company granted Mr. Lombardi incentive stock options for the purchase of an aggregate of 150,000 shares in connection with his promotion to Chief Executive Officer.

        In June 2008, Dr. Efcavitch became our Chief Technology Officer and received 50,000 shares of restricted stock.

        In connection with Mr. Lowy's appointment as our Chief Executive Officer, in the first quarter of 2009, the Company granted Mr. Lowy options under the 2007 Plan to purchase 239,281 shares, and restricted stock awards under the 2007 Plan of 119,640 shares of stock. 46,524 of the shares subject to the option were vested immediately on the dates of grant, and the remaining shares shall vest monthly, in equal installments ending on November 1, 2009. 29,910 of the shares subject to the restricted stock award were vested immediately on the date of grant and the remaining shares will vest in three equal installments on April 1, 2009, July 1, 2009 and October 1, 2009.

  2008 retention program equity incentives

        In connection with the Company's 2008 Corporate Retention Program, in the first quarter of 2009, Mr. Lombardi and Dr. Efcavitch were each granted options under the 2007 Plan to purchase 175,000 and 100,000 shares, respectively, and restricted stock in the amounts of 87,500 and 50,000 shares, respectively. Each grant vests in four equal installments with 25% vesting on each July 1, 2009, January 1, 2010, July 1, 2010 and January 1, 2011.

Potential payments upon termination or change in control

Change of Control Agreements

        In connection with Mr. Lowy's appointment as Chief Executive Officer, we entered into a change in control agreement with Mr. Lowy in January 2009. Under Mr. Lowy's change in control agreement, the Company has an obligation to make payments to Mr. Lowy upon the earlier of (1) the occurrence of a termination event following a change in control or (2) 90 days following a change in control. A termination event under Mr. Lowy's change in control agreement includes, among other things, termination of Mr. Lowy's employment by the Company without cause or a termination by Mr. Lowy as a result of a reduction in his annual compensation or benefits. Upon the payment date, the Company is obligated to provide Mr. Lowy a payment of $120,000 which represents six-months of Mr. Lowy's current annual base salary of $240,000. Mr. Lowy's change in control agreement further provides that Mr. Lowy may continue to participate in group health and dental programs offered to the Company's employees for 6 months following the payment date, subject to certain limitations described in the agreement. Mr. Lowy's change in control agreement also provides for full acceleration of any outstanding stock options or stock-based awards upon the payment date. All payments under Mr. Lowy's change in control agreement are subject to reduction as may be necessary to avoid certain tax consequences.

        In connection with Mr. Lombardi's appointment as Chief Executive Officer in August 2008, we entered into an amended change in control agreement with Mr. Lombardi. Under Mr. Lombardi's amended change in control agreement, if Mr. Lombardi's employment is terminated within 12 months following a change in control, the Company is obligated to provide for a payment equal to one and one-half of Mr. Lombardi's annual base salary in effect immediately prior to the termination event, or prior to the change in control if higher; and the average annual bonus paid to him over the two fiscal years (or such shorter period to reflect actual length of service) immediately prior to the change in control. A termination event under Mr. Lombardi's change in control agreement includes, among other things, termination of Mr. Lombardi's employment by the Company without cause or a termination by Mr. Lombardi as a result of a reduction in his annual compensation or benefits, a significant diminution of his responsibilities, or a more than 50 mile relocation of his primary business location. Mr. Lombardi's change in control agreement further provides that Mr. Lombardi may continue to participate in group health and dental programs offered to the Company's employees for 18 months following the termination event, subject to certain limitations. Mr. Lombardi's change in control agreement also provides for full acceleration of any outstanding stock options or stock-based awards upon a termination event within 12 months of a change in control. All payments under the

Mr. Lombardi's change in control agreement are subject to reduction as may be necessary to avoid certain tax consequences.

        We have entered into a change in control agreement with J. William Efcavitch. Under the change in control agreement, we will have an obligation to make payments to Dr. Efcavitch upon a termination event following a change in control. A termination event under the agreements includes, among other things, termination of Dr. Efcavitch's employment by the Company without cause or a termination by the executive as a result of a reduction in his annual compensation or benefits, a significant diminution of his responsibilities or a relocation of his primary business location more than 50 miles from each of his residences in Cambridge, Massachusetts and San Carlos, California.

        The change in control agreement with Dr. Efcavitch provides for a payment equal to (i) three-fourths of his annual base salary in effect immediately prior to the termination event, or prior to the change in control if higher, and (ii) the average annual bonus paid to him or her over the two fiscal years (or such shorter period to reflect actual length of service) immediately prior to the change in control. Under the change in control agreement, Dr. Efcavitch would continue to participate in such group health and dental programs for nine months in such circumstance under his change of control agreement. The change of control agreement also provides for full acceleration of any outstanding stock options or stock-based awards upon a termination event within 12 months of a change in control. All payments under the change in control agreement are subject to reduction as may be necessary to avoid certain tax consequences.

        The following table outlines the post-employment payments that would be made, assuming termination following a change in control on December 31, 2008 (assuming the change in control agreements were effective at that time):

Payments and Benefits	Termination without cause or for good reason following change in control(1)(2)
Ronald A. Lowy
Severance	$120,000
Accelerated vesting of stock options	$0
Accelerated vesting of restricted stock awards	0
Health benefits	$0
Stephen J. Lombardi
Severance	$562,500
Accelerated vesting of stock options	0
Accelerated vesting of restricted stock awards	$3,426
Health benefits	$19,417
J. William Efcavitch
Severance	$217,055
Accelerated vesting of stock options	$0
Accelerated vesting of restricted stock awards	16,250
Health benefits	$14,010

(1)
If the post-employment payments described in this table would result in taxes payable by the executive officer under Section 4999 of the Internal Revenue Code of 1986, as amended, then such payment will be automatically reduced in order to avoid incurring such tax liability, unless the reduced post-employment payment would be less than the post-employment payment net of the payable taxes, in which case the executive officer is entitled to receive the full amount under the agreement.

(2)
The amounts reported for accelerated vesting of stock options and restricted stock awards has been calculated by multiplying the number of unvested shares by $0.39, the fair market value of our common stock on December 31, 2008, the last trading day of the fiscal year, less the applicable per share exercise or purchase prices.

Post Termination Payments

        In connection with the resignation by Stanley N. Lapidus as Chief Executive Officer, we entered into a Severance and Consulting Services Agreement with Mr. Lapidus dated as of September 12, 2008. Under the agreement, Mr. Lapidus resigned from his employment with the Company and the Company will pay Mr. Lapidus severance pay in the aggregate amount of $183,750, payable in regular payments made in equal installments over the 18-month period beginning with the first payroll date in October 2008. In addition, during the 18 month severance period Mr. Lapidus will be eligible to participate in the Company's group medical and dental plans at his current coverage levels, provided that Mr. Lapidus makes premium contributions to the same extent as premium contributions are required for active employees with the same coverage levels. Pursuant to the agreement, Mr. Lapidus has waived any compensation to which he may be entitled under the Company's Non-Employee Director Compensation Plan for services as a director of the Company and/or Chairman of the Board during the 18 month severance period.

        The agreement also provided Mr. Lapidus' existing option to purchase 355,555 shares of common stock of the Company pursuant to the Incentive Stock Option Agreement dated March 28, 2006 vested and is fully exercisable. Pursuant to the agreement, Mr. Lapidus has agreed to refrain from exercising the Option with respect to any shares which otherwise would have become exercisable after March 31, 2009, except in the event of a change in control. The Option is exercisable through the 90th day following the expiration of the 18 month severance period.

        Under the terms of the Agreement, as part of the consideration for the payments and benefits received under the Agreement, Mr. Lapidus agreed to be available to provide business advice upon the request of the Company's Board of Directors or the Chief Executive Officer and President of the Company.

        On December 5, 2008, the Company entered into a Consultant Agreement with Mr. Lapidus under which Mr. Lapidus will provide more extensive business consulting services to the Company and will receive compensation of $7,000 per month.

Corporate Officer Severance Plan

        In December 2008, the Compensation Committee of our Board of Directors approved an employee retention program to retain certain key executive officers in connection with our corporate realignment strategy. As part of the retention program, the Committee approved a Corporate Officer Severance Plan. Under the plan, in the event that their employment with us is terminated without cause prior to a change in control (as such terms are defined in the plan), the Company's executive officers (other than Mr. Lowy and Mr. Lombardi who did not receive benefits under the Plan) will be eligible to receive, upon the execution of a release of claims, executive level outplacement services and severance benefits. For Dr. Efcavitch, he shall receive 6 months of Base Pay (as defined in the Plan) and 6 months healthcare continuation benefits post termination.

Director compensation

        We do not pay any compensation for serving on our Board of Directors to our employee directors, including Ronald A. Lowy, Chief Executive Officer and Stephen J. Lombardi, President. In addition, in connection with his separation agreement, Stanley N. Lapidus, Chairman and former Chief Executive Officer does not receive any compensation for serving on our Board of Directors. We reimburse all non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or any committees thereof.

        Effective January 1, 2008, the Company adopted a revised Non-Employee Director Compensation Policy, the 2008 Policy. The 2008 Policy is designed to ensure that the compensation aligns the directors' interests with the long-term interests of the stockholders, that the structure of the compensation is simple, transparent and easy for stockholders to understand and that our directors are fairly compensated. Employee directors would not have received additional compensation for their services as directors. The revised policy reflects changes to set the retainer to more adequately compensate for director responsibilities provide and per meeting compensation for meetings outside the original schedule and differentiated compensation for in-person versus telephonic attendance. In determining the adequate compensation, the Board of Directors looked at 30 companies in the biotechnology and pharmaceutical industry with market capitalization of $150 - 400 million. The cash compensation payable to our directors is targeted to be in the 50th percentile of the cash compensation paid by these companies.

        Under the 2008 Policy, upon initial election or appointment to the Board of Directors, new non-employee directors receive a non-qualified stock option to purchase 11,111 shares of common stock at an exercise price equal to the fair market value on the date of grant that vests one year from the date of grant. Each year of a non-employee director's tenure, the director will receive a non-qualified stock option to purchase 5,555 shares of common stock at an exercise price equal to the fair market value on the date of the grant that vests one year from the date of grant.

        Under the 2008 Policy, each non-employee director is paid an annual retainer of $25,000 ($40,000 for any non-employee Chairman or, as appropriate, the Lead Independent Director) for their services. For each Board of Directors meeting that a non-employee director attends in person in excess of six meetings in a single calendar year, such non-employee director shall be paid $1,500, if attended in person, and $750, if attended via telephone.

        Committee members receive additional annual retainers in accordance with the following:

Committee	Non-employee chairman	Non-employee director
Audit Committee	$15,000	$10,000
Compensation Committee	$10,000	$7,500
Nominating and Corporate Governance Committee	$7,500	$5,000

        For each committee meeting a non-employee director attends in excess of nine meetings, for members of the Audit Committee, twelve meetings, for members of the Compensation Committee, or six meetings, for members of the Nominating and Corporate Governance Committee, such non-employee director will receive $1,000, if attended in person, and $500, if attended via telephone. These additional payments for service on a committee are due to the workload and broad-based responsibilities of the committees.

  Director Summary Compensation Table

        The table below summarizes the compensation paid to non-employee Directors for the fiscal year ended December 31, 2008. Directors who are employees receive no additional compensation for Board service.

DIRECTOR COMPENSATION(1)(2)

Name	Fees Earned or Paid in Cash ($)(3)	Option Awards ($)(4)		Total ($)
Noubar B. Afeyan, PhD	$55,750	$41,461		$97,211
Elisabeth K. Allison, PhD	$41,500	$78,634		$120,134
Brian G. Atwood	$41,000	$41,461		$82,461
Peter Barrett, PhD	$40,750	$41,461		$82,211
Claire M. Fraser-Liggett, PhD(5)	$16,250	$24,859		$41,109
Robert F. Higgins	$49,750	$41,461		$91,211
Ronald A. Lowy(6)	$41,000	$73,151		$114,151
Theo Melas-Kyriazi	$48,250	$34,312		$82,562
Steven St. Peter, MD(5)	$15,000	—	(7)	$15,000

    (1)
    Mr. Lapidus, our Chairman, is not included in this table as he was an employee of the Company for a portion of 2008 and received no compensation for his services as a director. The compensation received by Mr. Lapidus as an employee of the Company is shown in the Summary Compensation Table.

    (2)
    We do not maintain any non-equity incentive plans, pension plans, or non-qualified deferred compensation plans in which the directors participate. No directors received any other compensation other than what is listed above.

    (3)
    Total reflects fees and retainers earned.

    (4)
    Amount listed reflects the dollar amount recognized for financial statement reporting purposes in 2008 in accordance with SFAS No. 123R on stock option awards and thus includes amounts from awards granted in and prior to 2008. Information related to the financial reporting of stock options are presented in Footnote 12 to the Consolidated Financial Statements presented in our 2008 Form 10-K.

    (5)
    Dr. Fraser-Liggett and Dr. St. Peter did not stand for reelection during the 2008 annual meeting and their annual retainers were prorated accordingly.

    (6)
    Mr. Lowy became our Chief Executive Officer in December 2008 and therefore received no compensation for his services as a director after his appointment as an officer of the Company.

    (7)
    Because Dr. St. Peter left the Board during 2008 prior to any vesting of his stock options, the valuation of his equity compensation computes to $0.

2009 Director Compensation

        Effective January 1, 2009, four members of our Board of Directors whose investment funds are part of the Company's current investors have decided to waive payment of their cash retainer and per meeting compensation in an effort to assist the Company in preserving cash and managing expenses. In addition, two other members of our Board of Directors may receive a restricted stock award in lieu of receiving a cash retainer and per meeting compensation. In 2010, the Compensation Committee will evaluate its non-employee director compensation plan and determine whether to reinstate cash retainers and per meeting fees for future periods.

 CERTAIN TRANSACTIONS

        In accordance with NASD listing standards, the Board conducts an appropriate review of all related party transactions required to be disclosed in this proxy statement for potential conflicts of interest situations on an ongoing basis and, all such transactions are approved by the Audit Committee.

Director Indemnification Agreements

        We have entered into indemnification agreements with each of our directors. These agreements require us to indemnify our directors to the fullest extent permitted by Delaware law.

OTHER MATTERS

        We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

        It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. Please complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the enclosed envelope.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Proposals of stockholders which are intended to be included in our proxy statement for our 2010 annual meeting must be received by us no later than December 25, 2009 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

        Stockholders intending to present a proposal at the 2010 annual meeting, but not to include the proposal in our proxy statement, must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that a stockholder must submit a written notice of intent to present such a proposal to the Secretary at the our principal executive offices not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting. Therefore, we must receive notice of such proposal for the 2010 annual meeting between February 3, 2010 and March 5, 2010. If the notice is received after March 5, 2010, it will be considered untimely and we will not be required to present it at the 2010 annual meeting.

 Annex A

FORM OF CERTIFICATE OF AMENDMENT
OF
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
HELICOS BIOSCIENCES CORPORATION

        Helicos BioSciences Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

        1.    The name of the Corporation is Helicos BioSciences Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was May 9, 2003 (the "Original Certificate"). The name under which the Corporation filed the Original Certificate was RareEvent Medical Corporation.

        2.    This Certificate of Amendment amends certain provisions of the Fourth Amended and Restated Certificate of Incorporation, and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Section 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

        3.    That upon the effectiveness of this Certificate of Amendment, Article IV of the Fourth Amended and Restated Certificate of Incorporation is hereby amended by adding the following paragraph at the end of Article IV:

  "As of [            :            ] (Eastern Time) on [            ,             ] (the "Effective Time"), each issued and outstanding share of the Corporation's Common Stock (including each share of treasury stock, the "Pre-Split Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to [                        ]th of a share of Common Stock (such reduction of shares designated as the "Reverse Stock Split"). The par value of the Corporation's Common Stock following the Reverse Stock Split shall be $0.001 per share. No fractional shares will be issued in connection with the Reverse Stock Split. Each holder of Pre-Split Common Stock at the Effective Time who would otherwise be entitled to a fractional share shall, in lieu hereof, receive a cash payment equal to the fractional share multiplied by $[            ] which shall be the closing sale price of common stock as quoted on NASDAQ on the effective date of the reverse stock split."

        IN WITNESS WHEREOF, Helicos BioSciences Corporation has caused this Certificate of Amendment to be executed this                        day of                                    , 20    .

HELICOS BIOSCIENCES CORPORATION
By:	Name: Title:

A-1

 Annex B

FORM OF CERTIFICATE OF AMENDMENT
OF
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
HELICOS BIOSCIENCES CORPORATION

        Helicos BioSciences Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

        1.    The name of the Corporation is Helicos BioSciences Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was May 9, 2003 (the "Original Certificate"). The name under which the Corporation filed the Original Certificate was RareEvent Medical Corporation.

        2.    This Certificate of Amendment amends certain provisions of the Fourth Amended and Restated Certificate of Incorporation, and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Section 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

        3.    That upon the effectiveness of this Certificate of Amendment, the first paragraph of Article IV of the Fourth Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety such that, as amended, said paragraph shall read in its entirety as follows:

  "The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred five million (205,000,000) shares, of which (i) two hundred million (200,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the "Common Stock") and (ii) five million (5,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.001 per share (the "Undesignated Preferred Stock")."

        IN WITNESS WHEREOF, Helicos BioSciences Corporation has caused this Certificate of Amendment to be executed this                        day of                                    , 20    .

HELICOS BIOSCIENCES CORPORATION
By:	Name: Title:

B-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 3, 2009:

The Notice of Meeting, Proxy Statement, 2008 Annual Report to Stockholders and proxy card are available at http://www.edocumentview.com/HLCS.

A. Proposals — The Board of Directors recommends a vote FOR all Proposals listed below.

1.     To elect three Class II directors to serve until the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified, the three nominees listed below.

01 – Peter Barrett, PhD

02 – Robert F. Higgins

03 – Theo Melas-Kyriazi

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees

☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.	For ☐	Against ☐	Abstain ☐

3.	To approve the removal of certain share issuance limitations in warrants to purchase common stock issued in December 2008.	For ☐	Against ☐	Abstain ☐

4.

To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio of (i) one-for-10, (ii) one-for-25 or (iii) any amount in between one-for-10 and one-for-25 and authorize our Board of Directors to implement the reverse stock split at any time prior to the 2010 annual meeting of stockholders by filing an amendment to our Fourth Amended and Restated Certificate of Incorporation.

		For ☐	Against ☐	Abstain ☐

5.

To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 120,000,000 to 200,000,000 and authorize our Board of Directors to implement the increase in the number of authorized shares at any time prior to the 2010 annual meeting of stockholders by filing an amendment to our Fourth Amended and Restated Certificate of Incorporation if Proposal No. 4 (Reverse Stock Split) is not approved by the stockholders or our Board of Directors does not implement the reverse stock split described in Proposal No. 4.

		For ☐	Against ☐	Abstain ☐

6.	In their discretion, the proxies are authorized to act upon such other matters as may properly come before the meeting, or any adjournment or postponement thereof.

B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy –– Helicos BioSciences Corporation

ANNUAL MEETING OF STOCKHOLDERS – June 3, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald A. Lowy and Stephen P. Hall as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Helicos BioSciences Corporation held of record by the undersigned on April 23, 2009, at the Annual Meeting of Stockholders to be held at Goodwin Procter LLP, 53 State Street, Boston, MA 02109, on June 3, 2009, at 11:00 a.m. local time, or any adjournment or postponement thereof.

IF NO DIRECTION IS GIVEN THE SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH HEREIN.

2

QuickLinks

IMPORTANT
PROXY STATEMENT FOR 2009 ANNUAL MEETING OF STOCKHOLDERS
ABOUT THE MEETING
GOVERNANCE OF THE COMPANY
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 3 APPROVAL OF THE REMOVAL OF CERTAIN SHARE ISSUANCE LIMITATIONS IN WARRANTS TO PURCHASE COMMON STOCK ISSUED IN DECEMBER 2008
PROPOSAL NO. 4 APPROVAL OF AN AMENDMENT TO OUR FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO OF (I) ONE-FOR-10, (II) ONE-FOR-25 OR (III) ANY AMOUNT IN BETWEEN ONE-FOR-10 AND ONE-FOR-25 AND AUTHORIZE OUR BOARD OF DIRECTORS TO IMPLEMENT THE REVERSE STOCK SPLIT AT ANY TIME PRIOR TO THE 2010 ANNUAL MEETING OF STOCKHOLDERS BY FILING AN AMENDMENT TO OUR FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL NO. 5 INCREASE OF AUTHORIZED SHARES OF COMMON STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008
CERTAIN TRANSACTIONS
OTHER MATTERS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
  Annex A
FORM OF CERTIFICATE OF AMENDMENT OF FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF HELICOS BIOSCIENCES CORPORATION
  Annex B
FORM OF CERTIFICATE OF AMENDMENT OF FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF HELICOS BIOSCIENCES CORPORATION